Exhibit 99.1

Second Quarter Earnings Call July 26, 2006

During the course of this presentation, we may make projections or other forward-looking statements regarding future events or the future financial performance of the company. Such statements are just estimates and actual events or results may differ materially from these forward-looking statements. Please refer to the documents that the company files with the SEC from time to time and the company’s second quarter earnings press release for a detailed discussion of the factors, risks and uncertainties that could cause actual results to differ materially from those contained in our projections or forward-looking statements. During this presentation, we will refer to certain non-GAAP measures as defined by the SEC. As required, we have provided a reconciliation of those measures to the most comparable GAAP measures.Copies of our SEC filings are available upon request or by accessing our company website at www.metrologic.com. Forward-Looking Statements Private Securities Litigation Reform Act of 1995 Safe Harbor Provision Page 2

C. Harry Knowles Chairman of the Board Interim CEO

Metrologic
We really work for you.™

Q206 Revenue Growth

2006

US$ millions


Q206
$120
$105
$90
$75
$60
$45
$30
$15
$-
Up 28.7%
$48.6
$62.6
Q205
Q206
1H06
Up 28.6%
$95.5
$122.8
2005
2006

Page 4

Q206 Highlights Page 5 Sales growth: 28+% Strong operating cash flow: $2.7M /mo Strong balance sheet: $66M in cash & mkt securities So why tinker with success?

Strategy INCREASE MARKET SHARE 21+% CAGR is our Goal HOW? WW Sales New Products Cost Reductions Patent offense and defense NEED ENGINEERS Page 6

To Sustain Growth?ENGINEERS! Numbers and quality Tightly coupled to STRATEGIC PRODUCTS Well motivated; recognition & pay Generate NEW PRODUCTS Generate COST REDUCTIONS Generate PATENTS Generate CAN DO SPIRIT Need a PRODUCTION MACHINE TO FEED Page 7

So What? We’ve GOT: Resources WW Sales Marketing Engineering Production Page 8

Mark C. Schmidt Executive Vice President, Strategic Initiatives

Sales by Market Q206 1H06 Data Capture & Collection: 81.6% Up 30% Y/Y Worldwide growthIndustrial Automation: 4.2% Focused on migrating to new strategy International traction Optical Systems: 14.2% Record Quarter - up 47% Y/Y New contracts announced Page 10 $48.6 $62.6 $95.5 $122.8 Sales Up 28.7% Y/Y $-$15$30$45$60$75$90$105$12020052006$-$15$30$45$60$75$90$105$120Q205Q206

The Americas Q206 Highlights Sales up 10.6% Q206 $45.8 $53.5 1H06 $23.1 $25.6 Conscious management of channel inventory – strong sell-through Price reductions to end promos Robust growth in Brazil & ROSA US$ millions Page 11 $-$5$10$15$20$25$30$35$40$45$50$55Q205Q206$-$5$10$15$20$25$30$35$40$45$50$5520052006

Europe, Middle East, Africa Q206 Highlights Sales up 53.3% Second highest revenue quarter ever Tesco & Systeme U rollouts continue Reverse vending in Germany Channel sales remain strong RoHS compliance successfully implemented Q206 $38.3 $56.8 1H06 $19.4 $29.7 US$ millions Page 12 $-$10$20$30$40$50$60Q205Q206$-$10$20$30$40$50$6020052006

Asia Pacific Q206 Highlights Sales up 19.3% Q206 1H06 $6.1 $7.2 US$ millions $11.4 $12.4 Strong engine sales to OEM’s Strength in the Channel Continued execution – strong sales team in place Page 13 $-$5$10$15$20Q205Q206$-$5$10$15$2020052006

Kevin Bratton Chief Financial Officer

Metrologic
We really work for you.™

Q206 Non-GAAP Measures Reconciliation

2006

(US $mm)	Actual Before SFAS 123(R)	Effect Of SFAS 123(R)	Actual As Reported
Sales	**62,551**	**0**	**62,551**
Cost of Goods Sold	37,120	217	37,337
Gross Profit	25,431	(217)	25,214
SG&A	15,370	662	16,032
Research & Development	2,545	218	2,763
EBIT	**7,516**	**(1,097)**	**6,419**
EBITDA	**9,306**	**(1,097)**	**8,209**
Net Income	5,112	(702)	4,410
FD EPS	**0.22**	**(0.03)**	**0.19**
Growth and Margin Analysis (%)			
Gross Profit Margin	40.7%		40.3%
SG&A as a % of Sales	24.6%		25.6%
R&D as a % of Sales	4.1%		4.4%
EBIT Margin	12.0%		10.3%
EBITDA Margin	14.9%		13.1%

Page 15

Metrologic
We really work for you.™

Comparative Quarterly Income Statement

2006

(US $mm)	Q2 2006*	Q2 2005	Change
Sales	62,551	48,604	28.7%
Cost of Goods Sold	37,120	27,044	37.3%
Gross Profit	**25,431**	**21,560**	**18.0%**
SG&A	15,370	12,139	26.6%
Research & Development	2,545	2,218	14.7%
EBIT	**7,516**	**7,203**	**4.3%**
EBITDA	**9,306**	**8,916**	**4.4%**
Net Income	5,112	4,653	9.9%
EPS (Fully Diluted)	**0.22**	**0.20**	**10.0%**
Growth and Margin Analysis (%)			
Gross Profit Margin	40.7%	44.4%	(370.0) bp
SG&A as a % of Sales	24.6%	25.0%	(40.0) bp
R&D as a % of Sales	4.1%	4.6%	(50.0) bp
EBIT Margin	12.0%	14.8%	(280.0) bp
EBITDA Margin	14.9%	18.3%	(340.0) bp

* Excludes the effects of SFAS No. 123 (R)

Page 16

Gross Margin $41.4 $25.4 $21.6 $90.8 $81.7 $58.4 35.8% 42.3% 45.9% 43.2% 44.4% 40.7% *Excludes the effects of SFAS No. 123(R) Page 17 $0$20$40$60$80$1002002200320042005Q2 05Q2 06*

Operating Income by Quarter


Metrologic
We really work for you.™
2006
US $ (in millions)
$10
$8
$6
$4
$2
$0
$1.6
$3.1
$3.6
$3.8
$4.6
$8.2
$8.6
$7.0
$7.2
$8.9
$6.8
$7.2
$9.9
$9.7
$8.1
$7.5
Q302
Q402
Q103
Q203
Q303
Q403
Q104
Q204
Q304
Q404
Q105
Q205
Q305
Q405*
Q106**
Q206**

* Excludes the $12.6M charge for the Symbol litigation

** Excludes the effects of SFAS No. 123(R)

Page 18

Net Income by Quarter *Includes one time or non-recurring items aggregating income of approximately $1.9M. **Excludes the $2.25M legal settlement with PSC ***Excludes $12.6M litigation charge with Symbol Technologies ****Excludes the effects of SFAS No. 123 (R) $1.7 $3.8 $2.2 $2.7 $5.2 $5.1 $4.2 $4.7 $8.7 $3.9 $0.3 $4.7 $6.3 $9.0 $5.3 $5.1 Page 19 $0$2$4$6$8$10Q302Q402*Q103Q203Q303Q403Q104Q204Q304Q404Q105Q205**Q305***Q405****Q106****Q206US$ (in millions)

Balance Sheet Page 20 (US$mm)June 30, 2006Dec 31, 2005Cash& Marketable Securities$65.7$73.9Current assets (non-cash)90.684.2Net PPE20.920.4Other assets44.947.7Total Assets$222.1$226.2Current liabilities(excluding short-term debt)27.047.4Total Debt (long-term and short-term)16.618.4Other liabilities2.50.1Stockholders’ Equity176.0160.3Total Liabilities and Stockholders’ Equity$222.1$226.2TotalWorking Capital$112.7$92.3

FY 2006 Guidance2005 * Euro Assumptions $1.20 to $1.25 * Gross Margin 40% to 42% * Effective full year tax rate 36% * Effect of SFAS No. 123(R) Est. $3M or $.13 per fully diluted share $210.5M $245M - $255M $19M – $21M $0.82 - $0.91 $17.8M $0.77 FD EPS Net Income Revenue 2006 * Earnings Guidance was effective as of the date given and will not be revised until the Company publicly announces updated guidance. Page 21

C. Harry Knowles Chairman of the Board Interim CEO

A Strong Growth Company *Based upon the midpoint of the Company’s FY 2006 guidance. *Earnings Guidance was effective as of the date given and will not be revised until the Company publicly announces updated guidance. Page 23 $36$42$47$53$66$80$92$112$116$138$178$211$250$0$50$100$150$200$250$3001994199519961997199819992000200120022003200420052006*Sales US$ (in millions)